UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 21, 2007 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia Street, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 7, 2007, Visa Inc. announced that it had reached a settlement with American Express related to an antitrust lawsuit. Umpqua Bank and certain other Visa member banks are obligated to fund the settlement and share in losses resulting from litigation.

Previously, Visa Inc. announced that it completed restructuring transactions in preparation for an initial public offering of its Class A stock planned for early 2008, and, as part of those transactions, Umpqua's membership interest in Visa was exchanged for Class B stock of Visa, Inc. In connection with Visa’s planned offering, it is expected that a portion of the Class B shares will be redeemed for cash, with the remaining shares to be converted to Class A shares three years after the offering or upon settlement of certain covered litigation, whichever is later. Visa is expected to set aside a portion of the proceeds from the offering to fund the American Express settlement and other litigation judgments or settlements that may occur.

In connection with the announced American Express settlement, Umpqua will record in the fourth quarter of 2007 a liability and corresponding expense of approximately $3.9 million pre-tax, which is expected to result in an approximate $0.04 reduction in diluted earnings per share.

Umpqua currently anticipates that its proportionate share of the proceeds of the planned initial public offering by Visa will more than offset any liabilities related to Visa litigation, and no cash payments from Umpqua will be made in settlement of this liability.

FORWARD-LOOKING STATEMENTS

This Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this Form 8-K we make forward-looking statements about Visa’s planned initial public offering, redemption and conversion of Visa Class B stock and the value of proceeds of redemption of Class B Visa stock. Specific risks that could cause results to differ from the forward-looking statements are Visa’s ability to complete its public offering as planned, Visa’s financial performance and fluctuations in the value of Visa stock, additional Visa Inc. litigation and the timing of and our ability to liquidate equity interests in Visa.

Item 9.01

Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)

Dated:	December 21, 2007	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts, Assistant Secretary